Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
SVP, Strategy and Communications
(215) 454-1241
heather.crowell@preit.com
PREIT Reports Fourth Quarter and Full Year 2018 Results
Core Mall total leased space reached 96.6%
NOI-weighted sales per square foot reach $525; Sales up 5.1% at Top 5 Assets
Average renewal spreads of 6.3% for the quarter and 6.9% for the year
Opened Belk in former Bon-Ton and signed DICK’s Sporting Goods in former Sears at Valley Mall
Completed first multifamily land sale

Philadelphia, PA, February 13, 2019 - PREIT (NYSE: PEI) today reported results for the quarter and year ended December 31, 2018. A description of each non-GAAP financial measure used in this release and the related reconciliation to the comparable GAAP financial measure are located in the tables accompanying this release.

	Quarter Ended December 31,		Year Ended December 31,
(per share amounts)	2018	2017	2018	2017
Net loss - basic and diluted	$(1.23)	$(0.03)	$(1.98)	$(0.84)
FFO	$0.42	$0.44	$1.43	$1.58
FFO, as adjusted	$0.52	$0.51	$1.54	$1.67
FFO from assets sold in 2018	—	$(0.01)	—	$(0.09)
FFO, as adjusted for assets sold	$0.52	$0.50	$1.54	$1.58

Highlights from the quarter include:

•	Same Store NOI increased 0.3% for the year ended December 31, 2018 and decreased by 4.3% for the quarter compared to the same period last year.

•	Core Mall NOI-weighted sales per square foot reached $525. Core mall sales per square foot reached an all time high of $510.

•	Total Occupancy at Core Malls improved 100 basis points sequentially; non-anchor occupancy at core malls increased 150 basis points sequentially.

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•	Total Leased space at Core Malls improved 140 basis points sequentially.

•	Average renewal spreads during the quarter were 10.0% for wholly-owned, under 10,000 square foot transactions.

•	Including larger-format and unconsolidated transactions, average renewal spreads were 6.3% for the quarter.

•	During the quarter, key differentiated uses opened including: Dave & Buster’s at Capital City Mall, 1776 at Cherry Hill Mall and Belk, Tilt and Onelife Fitness at Valley Mall.

"Our disciplined approach to low-productivity asset sales and proactive department store repositioning along with tenant diversification has resulted in a quality portfolio with densification opportunities,” said Joseph F. Coradino, CEO of PREIT. “The work we’re doing in this milestone-marked year as we complete many of the anchor and redevelopment projects underway sets the stage for a stronger Company in 2020 and beyond. The early results from this effort are evident with core portfolio sales reaching $510 per square foot and traffic up 5% during the holidays at properties that have undergone remerchandising, paving the way for a solid NOI growth forecast despite a rapidly changing environment.”

Primary Factors Affecting Financial Results for the Quarters Ended December 31, 2018 compared to December 31, 2017:

•	Portfolio Same Store NOI was impacted by the following items:

◦	Lost revenue from tenants who filed for bankruptcy protection: ($0.8 million),

◦	Incremental co-tenancy compared to prior year quarter: ($0.2 million),

◦	Lost revenue from terminated tenants: ($0.6 million),

◦	Lower common area revenue: ($1.4 million),

◦	Higher CAM and real estate tax expenses: ($1.4 million),

◦	Increased lease termination revenue: $1.1 million, and

◦	Increased revenue from anchor replacements and other leasing activity: $0.4 million.

•	Previous asset sales contributed to a $0.4 million, or $0.01 per share, FFO decline.

•	During the quarter, we recorded a gain on sale of $8.1 million related to the sale of a land parcel at Exton Square to a multifamily developer.

•	We recorded $103.2 million in impairments related to non-core properties and other assets.

A reconciliation of Funds From Operations (FFO) between current and prior year periods is included in the financial tables accompanying this release.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 647,000 square feet of leases are signed for future openings.

•	At Moorestown Mall, HomeSense and Five Below opened in the former Macy’s box. Sierra Trading Post will open in early 2019 and a lease with Michael’s was executed.

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•
At Willow Grove Park, construction continues on the 51,000 square foot Studio Movie Grill which is now projected to open in Q1 2020. The twelve screen Studio Movie Grill will be joined by other dining and entertainment tenants, for which leases are being negotiated, to replace a former JC Penney store.

•
At Valley Mall, Tilt Studio opened in 48,000 square feet of a former Macy’s box along with Onelife Fitness, which occupies the remaining 70,000 square feet. Belk also opened in 123,000 square feet replacing a former Bon-Ton that was proactively recaptured prior to its bankruptcy filing. During the quarter, the Company signed a lease with DICK’s Sporting Goods to replace a former Sears that was acquired earlier in the year.

•	At Capital City Mall, Dave & Buster’s opened in 28,000 square feet.

•
At Fashion District Philadelphia, leases for over 85% of the leasable area are signed or in active negotiation. Noteworthy commitments joining Century 21 and Burlington include H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Columbia Sportswear and Guess Factory. Grand opening is planned for September 2019.

•	At Plymouth Meeting Mall, work continues to replace a former Macy’s with five new tenants. All five tenants are expected to open in October 2019.

•	During 2018, we raised $1.2 billion in proceeds through financing activities and asset sales, underscoring our ability to creatively access capital markets to fund redevelopment activity.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the rolling twelve months ended December 31, 2017	$475
Organic sales growth	16
Impact of non-core malls	19
Core mall comp store sales for the rolling twelve months ended December 31, 2018	$510

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

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2019 Outlook
The Company is introducing its earnings guidance for the year ending December 31, 2019 of GAAP Net loss between ($0.55) and ($0.40) per diluted share and estimates FFO for the year will be between $1.14 and $1.29 per diluted share. FFO, as adjusted per share is expected to be between $1.20 and $1.34. Same Store NOI, excluding termination revenue is expected to grow between 1.0% and 1.9% with wholly-owned properties in the range of 1.5% to 2.6% and joint venture properties declining between (2.7%) and (2.4%).

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.55)	(0.40)
Depreciation and amortization, non controlling interest
and other	1.72	1.68
FFO per share	$1.14	$1.29
Mortgage loan defeasance	0.06	0.06
FFO per share, as adjusted	$1.20	$1.34

Our guidance assumes the defeasance of the mortgage loan secured by Capital City Mall during the first quarter of 2019.

Detailed guidance assumptions are included herein in our Financial tables.

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday, February 14, 2019, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 3088886, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

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About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available

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for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the quarters and years ended December 31, 2018 and 2017, respectively, to show the effect of such items as loss on redemption of preferred shares, provision for employee separation expense, insurance recoveries, prepayment penalties, accelerated amortization of financing costs, loss on hedge ineffectiveness, and impairment of a mortgage loan which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as loss on redemption of preferred shares, provision for employee separation expense, insurance recoveries, prepayment penalties, accelerated amortization of financing costs, loss on hedge ineffectiveness, and impairment of a mortgage loan.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains on sale of interest in non operating real estate, gain/adjustments to gain on sale of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, project costs, insurance recoveries and other expenses.

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Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core. In 2019, Exton Square and Valley View Malls were designated as non-core and will be excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall, Valley View Mall, Wyoming Valley Mall and Fashion District Philadelphia, which is currently under redevelopment. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

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Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

2019 Guidance

	2019 Estimate			2018 Actual
(in millions, except per share amounts)	Low	Midpoint	High

Net (loss) income	$(17.9)	$(10.6)	$(3.3)	$(126.5)
Depreciation and amortization	135.0	133.5	132.0	140.3
Gains on sales of operating assets	—	—	—	(4.3)
Impairment of real estate assets	—	—	—	129.4
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Funds From Operations	$89.7	$95.5	$101.3	$111.5
Adjustments:
Impairment of mortgage loan receivable	—	—	—	8.1
Provision for employee separation expense	—	—	—	1.1
Insurance recoveries and other	—	—	—	(0.3)
Mortgage loan defeasance	4.7	4.6	4.5	—
FFO as adjusted	$94.4	$100.1	$105.8	$120.4

Basic and diluted loss per share	$(0.58)	$(0.49)	$(0.40)	$(1.98)
FFO per share	$1.14	$1.21	$1.29	$1.42
FFO, as adjusted per share	$1.20	$1.27	$1.34	$1.54

Net loss	$(17.9)	$(10.6)	$(3.3)	$(126.5)
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Noncontrolling interest	4.8	4.0	3.2	16.2
Dividends on unvested restricted shares	(0.5)	(0.5)	(0.5)	(0.5)
Net loss used to calculate earnings per share	$(41.0)	$(34.5)	$(28.0)	$(138.2)

Weighted average shares	70.3	70.3	70.3	69.7
Weighted average shares, including OP units	78.7	78.7	78.7	78.3

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

2019 Guidance

	2019 Estimate			2018 Actual	2019 Midpoint vs. 2018		Same Store NOI Growth
	Low	Midpoint	High				Low	Midpoint	High
Same Store NOI, excluding termination revenue
Wholly-owned properties	$191.6	$192.6	$193.6	$188.7	$3.9	(1)	1.5%	2.1%	2.6%
Unconsolidated properties	28.9	29.0	29.0	29.7	(0.7)		(2.7)%	(2.4)%	(2.4)%
	220.5	221.6	222.6	218.4	3.2		1.0%	1.5%	1.9%
Non-Same Store NOI	13.0	13.2	13.4	20.1	(6.9)	(2)
NOI, excluding lease termination revenue	233.5	234.8	236.0	238.5	(3.7)
Lease termination revenue of consolidated and unconsolidated properties	2.0	3.0	4.0	9.2	(6.2)
Total NOI	$235.5	$237.8	$240.0	$247.7	$(9.9)
General and administrative and leasing expenses
General and administrative expenses	(38.5)	(38.2)	(37.8)	(38.3)	0.1
Leasing costs expensed under ASC 842	(5.5)	(5.3)	(5.1)	—	(5.3)	(3)
Other income (expenses)
Corporate revenues	1.0	1.1	1.2	4.3	(3.2)	(4)
Land sale gains	5.0	7.5	10.0	8.1	(0.6)
Provision for employee separation expense	—	—	—	(1.1)	1.1
Impairment of mortgage loan receivable	—	—	—	(8.1)	8.1
Other, including non-real estate depreciation	(2.2)	(2.1)	(2.0)	(1.5)	(0.6)
Capital costs
Interest expense, gross	(87.5)	(87.7)	(87.9)	(83.3)	(4.4)
Capitalized interest	14.0	14.4	14.8	11.1	3.3
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)	—
Mortgage loan defeasance	(4.7)	(4.6)	(4.5)	—	(4.6)
Funds from Operations (FFO)	$89.7	$95.5	$101.3	$111.5	$(16.0)
Adjustments:
Impairment of mortgage loan receivable	—	—	—	8.1	(8.1)
Provision for employee separation expense	—	—	—	1.1	(1.1)
Insurance recoveries and other	—	—	—	(0.3)	0.3
Mortgage loan defeasance	4.7	4.6	4.5	—	4.6
FFO as adjusted	$94.4	$100.1	$105.8	$120.4	$(20.3)
FFO per share	$1.14	$1.21	$1.29	$1.42	$(0.21)
FFO, as adjusted per share	$1.20	$1.27	$1.34	$1.54	$(0.27)
(1)(2)(3)(4) Refer to the table "Footnotes to 2019 Guidance" on the following page for a description of these items.

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Footnotes to 2019 Guidance

(1) Key drivers of this change include:
Incremental impact from anchor openings	$3.9
Store openings, net of closings	2.5
Common area revenues	1.9
CAM and real estate tax increases	(3.5)
Other changes	1.1
Bankruptcy reserve	(2.0)
Total change	$3.9

(2)Key drivers of this change include:
Wyoming Valley Mall mid-year disposition	(4.3)
Valley View Mall and Exton Square Mall	(3.2)
Fashion District Philadelphia	0.6
$(6.9)

(3)Certain initial direct leasing costs will be expensed beginning January 2019 under new lease accounting standard (ASC 842)

(4)Key drivers of this change include:
Historic tax credits ended in 2018	(0.8)
Sale of mortgage loan	(0.9)
Lower corporate revenue and other income	(1.5)
$(3.2)

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$58,896	$59,820	$226,609	$230,898
Expense reimbursements	26,328	27,473	106,522	109,454
Percentage rent	3,389	3,143	4,291	4,366
Lease termination revenue	1,563	481	8,729	2,760
Other real estate revenue	5,149	7,054	12,078	14,046
Total real estate revenue	95,325	97,971	358,229	361,524
Other income	717	1,794	4,171	5,966
Total revenue	96,042	99,765	362,400	367,490
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(28,666)	(27,289)	(113,235)	(111,275)
Utilities	(3,847)	(3,745)	(15,990)	(16,151)
Other property operating expenses	(3,257)	(3,761)	(12,007)	(12,879)
Total property operating expenses	(35,770)	(34,795)	(141,232)	(140,305)
Depreciation and amortization	(32,611)	(34,169)	(133,116)	(128,822)
General and administrative expenses	(10,373)	(10,175)	(38,342)	(36,736)
Provision for employee separation expenses	(183)	(246)	(1,139)	(1,299)
Project costs and other expenses	(252)	(223)	(693)	(768)
Insurance recoveries, net	714	—	689	—
Total operating expenses	(78,475)	(79,608)	(313,833)	(307,930)
Interest expense, net	(15,291)	(14,332)	(61,355)	(58,430)
Impairment of assets	(103,201)	(51)	(137,487)	(55,793)
Total expenses	(196,967)	(93,991)	(512,675)	(422,153)
(Loss) income before equity in income of partnerships, gains on sales of real estate and non operating real estate	(100,925)	5,774	(150,275)	(54,663)
Equity in income of partnerships	3,189	2,223	11,375	14,367
(Adjustment to gain) gain on sale of real estate by equity method investee	—	(174)	2,772	6,539
Gains (losses) on sales of interests in real estate, net	776	8	1,525	(361)
Gains on sales of non-operating real estate	8,126	784	8,100	1,270
Net (loss) income	(88,834)	8,615	(126,503)	(32,848)
Less: net loss (income) attributed to noncontrolling interest	10,052	268	16,174	6,895
Net (loss) income attributable to PREIT	(78,782)	8,883	(110,329)	(25,953)
Less: preferred share dividends	(6,844)	(7,048)	(27,375)	(27,845)
Less: loss on redemption of preferred shares	—	(4,103)	—	(4,103)
Net loss attributable to PREIT common shareholders	$(85,626)	$(2,268)	$(137,704)	$(57,901)
Basic and diluted loss per share(1)	$(1.23)	$(0.03)	$(1.98)	$(0.84)
Weighted average number of shares outstanding for diluted EPS	69,840	69,496	69,749	69,364

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders , (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the quarter and twelve months ended December 31, 2018 and 2017:

	Quarter Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net (loss) income	$(88,834)	$8,615	$(126,503)	$(32,848)
Depreciation and amortization on real estate
Consolidated properties	32,265	33,797	131,694	127,327
PREIT’s share of equity method investments	2,095	2,481	8,612	10,974
Losses (gains) on sale of real estate by equity method investee	—	174	(2,772)	(6,539)
(Gains) losses on sales of interests in real estate	(776)	(8)	(1,525)	361
Impairment of real estate assets	95,079	51	129,365	55,793
Preferred share dividends	(6,844)	(7,048)	(27,375)	(27,845)
Loss on redemption of preferred shares	—	(4,103)	—	(4,103)
Funds from operations attributable to common shareholders and OP Unit holders	$32,985	$33,959	$111,496	$123,120
Loss on redemption of preferred shares	—	4,103	—	4,103
Provision for employee separation expense	183	246	1,139	1,299
Insurance recoveries, net	(714)	—	(689)	—
Mortgage impairment	8,122	—	8,122	—
Prepayment penalty and accelerated amortization of financing costs	—	1,557	363	1,557
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$40,576	$39,865	$120,431	$130,079
Less: Funds from operations from assets sold in 2018	—	(439)	(311)	(7,058)
Funds from operations, as adjusted for assets sold	$40,576	$39,426	$120,120	$123,021

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.42	$0.44	$1.43	$1.58
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.52	$0.51	$1.54	$1.67
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.52	$0.50	$1.54	$1.58

Weighted average number of shares outstanding	69,840	69,496	69,749	69,364
Weighted average effect of full conversion of OP Units	8,273	8,278	8,273	8,297
Effect of common share equivalents	23	—	203	93
Total weighted average shares outstanding, including OP Units	78,136	77,774	78,225	77,754

PREIT / 15             Pennsylvania Real Estate Investment Trust
Selected Financial Data

 NOI for the quarters ended December 31, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from Consolidated properties	$57,781	$60,653	$1,774	$2,523	$59,555	$63,176
NOI from equity method investments at ownership share	7,880	7,926	95	533	7,975	8,459
Total NOI	$65,661	$68,579	$1,869	$3,056	$67,530	$71,635
Less: lease termination revenue from consolidated and unconsolidated properties	1,575	513	—	14	1,575	527
Total NOI - excluding lease termination revenue	$64,086	$68,066	$1,869	$3,042	$65,955	$71,108

 NOI for the twelve months ended December 31, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from Consolidated properties	$210,112	$209,244	$6,885	$11,975	$216,997	$221,219
NOI from equity method investments at ownership share	30,161	30,266	572	6,494	30,733	36,760
Total NOI	$240,273	$239,510	$7,457	$18,469	$247,730	$257,979
Less: lease termination revenue from consolidated and unconsolidated properties	9,183	3,142	35	85	9,218	3,227
Total NOI - excluding lease termination revenue	$231,090	$236,368	$7,422	$18,384	$238,512	$254,752

PREIT / 16             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net income (loss) to NOI of our consolidated properties for the quarters and twelve months ended December 31, 2018 and 2017.

	Quarter Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017
Net income (loss)	$(88,834)	$8,615	$(126,503)	$(32,848)
Other income	(717)	(1,794)	(4,171)	(5,966)
Depreciation and amortization	32,611	34,169	133,116	128,822
General and administrative expenses	10,373	10,175	38,342	36,736
Employee separation expenses	183	246	1,139	1,299
Project costs and other expenses	252	223	693	768
Insurance recoveries, net	(714)	—	(689)	—
Interest expense, net	15,291	14,332	61,355	58,430
Impairment of assets	103,201	51	137,487	55,793
Equity in income of partnerships	(3,189)	(2,223)	(11,375)	(14,367)
Adjustment to gains (gains) on sale of real estate by equity method investee	—	174	(2,772)	(6,539)
Gains (losses) on sales of interests in real estate, net	(776)	(8)	(1,525)	361
Gains on sales of non operating real estate	(8,126)	(784)	(8,100)	(1,270)
NOI from consolidated properties	59,555	63,176	216,997	221,219
Less: Non Same Store NOI of consolidated properties	1,774	2,523	6,885	11,975
Same Store NOI from consolidated properties	57,781	60,653	210,112	209,244
Less: Same Store lease termination revenue	1,563	467	8,694	2,675
Same Store NOI excluding lease termination revenue	$56,218	$60,186	$201,418	$206,569

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters and twelve months ended December 31, 2018 and 2017:

	Quarter Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017
Equity in income of partnerships	$3,189	$2,223	$11,375	$14,367
Other income	(46)	(574)	(82)	(594)
Depreciation and amortization	2,095	2,481	8,612	10,974
Interest and other expenses	2,737	4,329	10,828	12,013
NOI from equity method investments at ownership share	7,975	8,459	30,733	36,760
Less: Non Same Store NOI from equity method investments at ownership share	95	533	572	6,494
Same Store NOI of equity method investments at ownership share	7,880	7,926	30,161	30,266
Less: Same Store lease termination revenue	12	46	489	467
Same Store NOI from equity method investments less lease termination revenue at ownership share	$7,868	$7,880	$29,672	$29,799

PREIT / 17             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	December 31, 2018	December 31, 2017

(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,063,531	$3,180,212
Construction in progress	115,182	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,184,594	3,299,702
Accumulated depreciation	(1,118,582)	(1,111,007)
Net investments in real estate	2,066,012	2,188,695
INVESTMENTS IN PARTNERSHIPS, at equity:	131,124	216,823
OTHER ASSETS:
Cash and cash equivalents	18,084	15,348
Tenant and other receivables (net of allowance for doubtful accounts of $6,597 and $7,248 at December 31, 2018 and 2017, respectively)	38,914	38,166
Intangible assets (net of accumulated amortization of $15,543 and $13,117 at December 31, 2018 and 2017, respectively)	17,868	17,693
Deferred costs and other assets, net	110,805	112,046
Assets held for sale	22,307	—
Total assets	2,405,114	2,588,771
LIABILITIES:
Mortgage loans payable, net	$1,047,906	$1,056,084
Term Loans, net	547,289	547,758
Revolving Facilities	65,000	53,000
Tenants' deposits and deferred rent	15,400	11,446
Distributions in excess of partnership investments	92,057	97,868
Fair value of derivative instruments	3,010	20
Accrued expenses and other liabilities	87,901	61,604
Total liabilities	1,858,563	1,827,780
EQUITY:	546,551	760,991
Total liabilities and equity	$2,405,114	$2,588,771

PREIT / 18             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Changes in Funds from Operations for the Quarter Ended December 31, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Quarter Ended December 31,	Per Diluted Share and OP Unit
Funds from Operations December 31, 2017	$33,959	$0.44
Loss on redemption of preferred shares	4,103	0.055
Provision for employee separation expense	246	0.005
Prepayment penalty and accelerated amortization of financing costs	1,557	0.020
Funds from Operations, as adjusted December 31, 2017	$39,865	$0.51

Changes - 2017 to 2018

Contribution from anchor replacements	420	0.005
Other changes in revenues, net of reimbursable expenses	(1,163)	(0.010)
Impact from bankruptcies	(772)	(0.010)
Impact of co-tenancy claims	(154)	—
Impact of store closures from terminated tenants	(568)	(0.005)
Lease termination revenue	1,096	0.015
Common area revenues, net	(1,454)	(0.020)
Other NOI changes	(277)	(0.005)
Same Store NOI from consolidated properties	(2,872)	(0.035)
Same Store NOI from unconsolidated properties	(46)	—
Same Store NOI	(2,918)	(0.035)
Non Same Store NOI	(617)	(0.010)
Dilutive effect of asset sales	(438)	(0.005)
General and administrative expenses	(197)	(0.005)
Amortization of historic tax credits	19	—
Gain on sale of non-operating real estate, net	7,342	0.095
Other income (expenses), net	(1,624)	(0.020)
Interest expense, net of impact of asset sales	(1,060)	(0.015)
Preferred share dividends	204	0.005
Increase in weighted average shares	—	—
Funds from Operations, as adjusted December 31, 2018	$40,576	$0.52
Provision for employee separation expense	(183)	—
Insurance recoveries, net	714	0.010
Mortgage impairment	(8,122)	(0.105)
Funds from Operations December 31, 2018	$32,985	$0.42

PREIT / 19             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Changes in Funds from Operations for the Twelve Months Ended 12/31/2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Twelve Months Ended December 31,	Per Diluted Share and OP Unit
Funds from Operations December 31, 2017	$123,120	$1.58
Loss on redemption of preferred shares	4,103	0.055
Provision for employee separation expense	1,299	0.015
Prepayment penalty and accelerated amortization of financing costs	1,557	0.020
Funds from Operations, as adjusted December 31, 2017	$130,079	$1.67

Changes - 2017 to 2018

Contribution from anchor replacements	4,203	0.055
Other changes in revenues, net of reimbursable expenses	(573)	(0.005)
Impact from bankruptcies	(2,678)	(0.035)
Impact of co-tenancy claims	(897)	(0.010)
Impact of store closures from terminated tenants	(1,269)	(0.015)
Impact of 2017 real estate tax appeal	(1,775)	(0.025)
Lease termination revenue	6,019	0.075
Common area revenues, net	(394)	(0.005)
Other NOI changes	(1,768)	(0.025)
Same Store NOI from consolidated properties	868	0.010
Same Store NOI from unconsolidated properties	(105)	—
Same Store NOI	763	0.010
Non Same Store NOI	(2,820)	(0.035)
Dilutive effect of asset sales	(6,747)	(0.085)
General and administrative expenses	(1,606)	(0.020)
Amortization of historic tax credits	(939)	(0.010)
Gain on sale of non-operating real estate	6,830	0.085
Other income (expenses), net	(1,219)	(0.015)
Interest expense, net of impact of asset sales	(4,380)	(0.055)
Preferred share dividends	470	0.005
Increase in weighted average shares	—	(0.010)
Funds from Operations, as adjusted December 31, 2018	$120,431	$1.54
Provision for employee separation expense	(1,139)	(0.015)
Insurance recoveries, net	689	0.010
Mortgage impairment	(8,122)	(0.105)
Accelerated amortization of financing costs	(363)	(0.005)
Funds from Operations December 31, 2018	$111,496	$1.43
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